Exhibit 99.1

Local Corporation Announces 2013 Annual Meeting Results

IRVINE, Calif., Aug. 6, 2013 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today announced the results of its 2013 Annual Meeting of Stockholders. The meeting was held earlier today in Costa Mesa, Calif.

At the meeting, Local Corporation stockholders elected Heath B. Clarke as a Class III member of the company’s Board of Directors for a three-year term expiring in 2016. The company’s stockholders also ratified the appointment of BDO USA, LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2013. Additionally, the stockholders approved the company’s Employee Stock Purchase Plan; approved the issuance of shares of company common stock underlying the company’s convertible notes and warrants in an amount equal to or in excess of 20 percent of the company’s common stock outstanding; and approved the advisory vote on executive compensation.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://localcorporation.com.

Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Key risks are described in the filings we make with the U.S. Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company. Traffic and our monetization of that traffic combine to determine our revenues for any given period. Our traffic volume alone for a period should not be viewed as demonstrative of our financial results for such period.

Investor Relations and Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com